UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

GETELMAN CORP
(Exact name of Registrant as specified in its charter)

Nevada	333-209891	30-0876722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530 Las Vegas, Nevada 89135
(Address of principal executive offices, including zip code)

(702) 360-0652
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 6, 2017, Anders Thange Nordlund was appointed as President and Chief Executive Officer, Secretary and Treasurer of our company. On March 6, 2017, Mark Gitelman resigned as President, Chief Executive Officer, Secretary and Treasurer of our company.

Anders Thange Nordlund has more than 10 years of business ownership experience in creating transformational business strategies that result in exponential business growth. His leadership has evolved his firm to international standards that has been recognized by his peers.

Mr. Nordlund earned his MBA from Profaned Business School in Copenhagen 1998-2002 and a degree in IT from University of Copenhagen 1994-1998. Before relocating to South East Asia in 2015,   Mr. Nordlund was an IT Invest Account Manager at Polaris Private Equity. He has participated in several corporate events and conferences as a speaker about Data Risk and Best Practices. Mr. Nordlund moved to South East Asia in 2015 and founded OOC Trading.

During the past ten years, Mr. Nordlund has not been the subject of the following events:

1.   A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the   business or property of such   person,   or any partnership in which he was a general partner at or within two years before the time of such filing,   or
any corporation  or business  association  of which he was an executive officer at or within two years before the time of such   filing;

2.   Convicted  in a  criminal  proceeding  or is a named  subject  of a pending criminal   proceeding (excluding   traffic  violations  and  other  minor offenses);

3.   The subject of any order,  judgment, or decree, not subsequently  reversed, suspended or vacated, of any court of competent   jurisdiction,   permanently   or  temporarily  enjoining him from, or otherwise  limiting,  the following activities;  associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company,  bank, savings and  loan   association   or insurance   company,   or engaging in or continuing any conduct or practice in connection with such activity;

i)     Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction  merchant,  any other person  regulated  by the  Commodity Futures Trading Commission,  or
ii)    Engaging in any type of business practice; or
iii)   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.   The subject of any order,   judgment or decree,   not subsequently     reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment  in  such civil   action or finding by the   Commission   has not been subsequently reversed, suspended, or vacated;

6.   Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.   Was the  subject  of, or a party  to,  any  Federal  or State  judicial  or administrative  order,  judgment,  decree,  or  finding,  not  subsequently reversed, suspended   or vacated, relating to an alleged violation of:

i)     Any Federal or State securities or commodities law or regulation; or
ii)    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution,  civil money penalty or  temporary  or  permanent  cease-and-desist  order,  or   removal or prohibition order, or
iii)   Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order, not subsequently reversed,  suspended or vacated,  of any  self-regulatory  organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization  that has  disciplinary    authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Qualifications

The following specific experience, qualifications, attributes, or skills of Mr. Kim to lead the Company to the conclusion that they should serve as a director in light of our business and structure:

Mr. Kim is qualified to be Company directors because they have managed several businesses successfully and thus brings management, organizational, operational   and administrative experience to our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GETELMAN CORP

By:	/s/ Anders Thange Nordlund

Title:	Chief Executive Officer

Dated:	March 9, 2017